EXHIBIT 99.1

Contacts:

Michael O. Staiger

Executive Vice President and

Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

IR@coppermountain.com

COPPER MOUNTAIN NETWORKS ANNOUNCES SECOND QUARTER 2003

FINANCIAL RESULTS

Shipped VantEdge Access BRAS for New PTT Lab Trial and Additional IOC Commercial Deployments

PALO ALTO, Calif., July 23, 2003—Copper Mountain Networks, Inc. (Nasdaq: CMTN), a leading provider of intelligent broadband access solutions, today announced financial results for the second quarter of 2003. Net revenue for the second quarter of 2003 was $3.6 million, compared with $3.6 million in the first quarter of 2003.

Net loss on a generally accepted accounting principles (GAAP) basis for the second quarter of 2003 was $6.1 million, or $1.09 per share, compared to a net loss of $4.5 million, or $0.82 per share in the first quarter of 2003.

The net loss for the second quarter of 2003 includes a gain of $0.1 million related to the recovery of bad debt and a non-cash stock-based compensation charge of $1.5 million. The net loss for the first quarter of 2003 includes a gain of $0.7 million related to the recovery of bad debt expense and a non-cash stock-based compensation charge of $0.6 million.

Net cash and short-term investments utilized during the second quarter of 2003 declined to $4.2 million, versus $5.3 million during the first quarter of 2003. Cash and short-term investments totaled $30.9 million at the end of the second quarter of 2003.

Key recent accomplishments include:

•	Cash burn declined 73% vs. Q2 of 2002 and declined 21% vs. Q1 of 2003.

•	Revenue increased 46% vs. Q2 of 2002 and was flat vs. Q1 of 2003.

Copper Mountain Networks Announces Second Quarter 2003 Financial Results	Page 2

•	Shipped VantEdge Access Broadband Remote Access Server (BRAS) to another large international PTT for a lab trial.

•	Continued progress in previously announced VantEdge large carrier lab trials in North America and Europe.

•	Won approval for commercial deployment of VantEdge Access BRAS by three Independent Operating Companies (IOCs) and completed revenue shipments to all three.

•	Completed development of third major VantEdge software release.

•	Announced commercial availability of VantEdge Gigabit Ethernet line module for enabling low-cost packet backbones beyond the metro office; multiple large carriers have included this module in lab trials.

•	Continued to play a key role in the expansion ofVersatel’s European broadband network, which has expanded to several hundred central offices throughout Belgium, the Netherlands, and Luxembourg.

•	Won additional business in the IOC market, with 10 new customers via channel partners Graybar and Power & Telephone, bringing the total to 67 in the past year.

“During the quarter we saw growing evidence that Broadband Remote Access Server solutions likely will play an important role in large carrier access networks. In particular, the concept of deploying BRAS functionality in the central office is really catching on – a concept Copper Mountain pioneered with the VantEdge,” said Rick Gilbert, Chairman and Chief Executive Officer of Copper Mountain Networks. “We continue to believe that the BRAS market has great potential. While still in the early stages, formal procurement activities appear to be well under way among several large carriers and Independent Operating Companies, and we are pleased with the continued interest in our VantEdge product.”

Copper Mountain Networks’ second quarter 2003 earnings conference call will be broadcast live today at 1:30 p.m. PDT (4:30 p.m. EDT). The dial-in number for the conference call is 1.800.299.7098 (U.S./Canada) and 1.617.801.9715 (International). Please call a few minutes early to allow time for all participants to join. The live Webcast can be accessed through the Investor Relations section on the Copper Mountain Web site at www.coppermountain.com or www.streetevents.com.

A replay of the conference call will be available on Copper Mountain’s Web site approximately 45 minutes after the call concludes. For replay telephone access, dial 1.888.286.8010 (U.S./Canada) or 1.617.801.6888 (International) and enter passcode number 74747876. The telephone replay will

Copper Mountain Networks Announces Second Quarter 2003 Financial Results	Page 3

be available for one week after the call. The Webcast replay will be available on Copper Mountain’s Web site until the results for the current fiscal quarter are released.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a leading provider of intelligent broadband access solutions. The company offers a broad set of access BRAS and broadband services concentration equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding Copper Mountain’s unproven operating plan and customer acceptance of Copper Mountain’s products. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: our ability to successfully introduce and commercialize the VantEdge product and the market acceptance of this product; our ability to penetrate the incumbent local exchange carrier (ILEC), inter-exchange carrier (IXC), and international postal, telephone and telegraph (PTT) service provider markets with the VantEdge product; our ability to penetrate the independent operating company (IOC) service provider market directly and via distribution channel partners; our ability to commence and successfully complete laboratory trials with our current and prospective customers; our ability to realize sufficient revenues in the future to sustain our operations or achieve profitability on an annual or quarterly basis; the need for additional financing and risks related to obtaining adequate financing in the current market environment; factors which could affect our profit margins or lead to increased expenses; factors affecting the demand for DSL and other broadband technologies; general economic conditions, and the extent and timing of the economic recovery, which are beyond Copper Mountain’s ability to control. Prospective investors are cautioned not to place undue reliance on such forward-

Copper Mountain Networks Announces Second Quarter 2003 Financial Results	Page 4

looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2002 and other reports and filings made with the Securities and Exchange Commission.

Copper Mountain and all Copper Mountain product names are trademarks of Copper Mountain Networks, Inc. All other marks are the property of their respective owners.

Copper Mountain Networks Announces Second Quarter 2003 Financial Results	Page 5

Copper Mountain Networks, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net revenue	$3,571	$2,441	$7,142	$5,456
Cost of revenue	1,455	(13,042)	2,431	(10,986)

Gross margin	2,116	15,483	4,711	16,442
Operating expenses:
Research and development	3,288	6,627	6,725	13,922
Sales and marketing	1,670	1,631	3,392	3,383
General and administrative	1,937	2,373	3,986	4,815
Amortization of deferred stock compensation	1,459	1,599	2,091	3,774
Recovery of bad debt	(115)	(2,314)	(804)	(3,004)

Total operating expenses	8,239	9,916	15,390	22,890

Income (loss) from operations	(6,123)	5,567	(10,679)	(6,448)
Other income, net	16	121	32	1,388

Net income (loss)	$(6,107)	$5,688	$(10,647)	$(5,060)

Basic net income (loss) per share	$(1.09)	$1.06	$(1.90)	$(0.95)
Basic common stock equivalent shares	5,617	5,354	5,593	5,349
Diluted net income (loss) per share	$(1.09)	$1.00	$(1.90)	$(0.95)
Diluted common stock equivalent shares	5,617	5,688	5,593	5,349

Condensed Balance Sheets

(in thousands)

Assets	June 30, 2003	Dec. 31, 2002	Liabilities and Stockholders’ Equity	June 30, 2003	Dec. 31, 2002
Current assets:			Current liabilities:
Cash and S-T investments	$30,935	$40,509	Accounts payable	$1,824	$998
Accounts receivable	851	1,001	Accrued liabilities	6,490	8,219
Inventory	2,152	1,054	Current notes payable	1,881	3,366

Other current assets	1,311	1,438	Total current liabilities	10,195	12,583

Total current assets	35,249	44,002	Notes payable	20	168
Property and equipment, net	3,556	5,983	Other liabilities	3,062	3,351
Other assets	621	624	Total stockholders’ equity	26,149	34,507

	$39,426	$50,609		$39,426	$50,609